UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 6, 2013

LINE UP ADVERTISEMENT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Nevada	333-182566	32-0378469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 Santolan St. San Antonio Village, Makati City, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 478-2122

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

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SECTION 5       CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On November 6, 2013, Line Up Advertisement, Inc., a Nevada corporation  (the “Company”) filed an amendment to its Articles of Incorporation (the “Articles of Incorporation”) to reflect an increase of the total number of authorized shares of common stock from Seventy Five Million (75,000,000) shares of common stock to One Hundred Fifty Million (150,000,000) shares of common stock, each with a par value of $0.001 (the “Authorized Common Stock Amendment”).  No changes were made to the terms of the shares or the preferences or relative or other rights of the shares. The par value remains the same at $0.001. The amendment was approved by written consent of a majority of the Company’s shareholders and by written consent of the Board of Directors of the Company.  A copy of the amendment to the Articles of Incorporation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

SECTION 8

OTHER EVENTS

Item 8.01

Other Events.

Information Statement

On November 11, 2013, the Company mailed an information statement to its shareholders regarding the Authorized Common Stock Amendment.  A copy of the information statement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit	Name
3.1	Amendment to Articles of Incorporation
99.1	Information Statement, dated November 11, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Line Up Advertisement, Inc.,

a Nevada Corporation

Dated:  November 11, 2013

/s/ Joelyn Alcantara

Joelyn Alcantara, President

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